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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                         FRANKLIN PLASTICS HOLDINGS LLC

            The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 16, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

            FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is Franklin Plastics Holdings LLC.

            SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.


            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Franklin Plastics Holdings LLC this 30th day of March, 2000.






                                    By: /s/ Kevin Kitching
                                       -----------------------------------
                                       Name: Kevin Kitching